UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of shareholders was held on April 15, 2015. The following matters, as described more fully in the Company’s Proxy Statement, were approved by the shareholders at this meeting:

(1)	Election of Directors. The following directors were elected:

		VOTES
	Term	For	Withheld	Broker Non- Votes
P. L. Davies	3 years	78,367,305	1,785,619	12,858,775
H. E. DeLoach, Jr.	3 years	78,878,204	1,274,720	12,858,775
E. H. Lawton, III	3 years	78,736,085	1,416,839	12,858,775
J. E. Linville	3 years	78,868,079	1,284,845	12,858,775
S. Nagarajan	2 years	79,728,673	424,251	12,858,775
R. G. Kyle	1 year	79,761,536	391,388	12,858,775

(2)
Selection of Independent Registered Public Accounting Firm. Selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 was ratified. The shareholders voted 90,711,676 for and 2,043,605 against ratification, with 256,418 votes abstaining and no broker non-votes.

(3)
Say on Pay. The advisory (non-binding) shareholder resolution on Executive Compensation was approved. The shareholders voted 77,839,007 for and 1,950,417 against the resolution, with 363,500 votes abstaining and 12,858,775 broker non-votes.

Shareholder Proposal
An advisory (non-binding) shareholder proposal regarding declassification of the Board of Directors submitted to the Company by Mr. William Steiner (the “Shareholder Proposal”) pursuant to the Securities and Exchange Commission’s rule relating to shareholder proposals was included in the Company’s Proxy Statement and on its Proxy for voting. As permitted by the Securities and Exchange Commission’s rules, the Board of Directors also included in the Proxy Statement a Statement in Opposition to the Shareholder Proposal and its recommendation that shareholders vote “against” the proposal.

As confirmed by his broker, Mr. Steiner was a beneficial holder of the Company’s shares, but was not a record holder, at the date of submission of the Shareholder Proposal to the Company or on the record date for the meeting. Further, Mr. Steiner did not represent, and his broker did not assert, that he held a proxy from any such record holder. Neither Mr. Steiner nor any representative or proxy holder qualified under South Carolina law or the Company’s Bylaws to present the Shareholder Proposal on his behalf attended the Annual Meeting to present the Shareholder Proposal and move its adoption.

The morning of the Annual Meeting, the Company received a letter from Mr. John Chevedden, who was not a shareholder of record at the date of submission of the Shareholder Proposal to the Company or on the record date for the meeting, and did not represent that he held a proxy from any such record holder. In the letter, Mr. Chevedden purported to “authorize Ms. Mary Mejias to present the 14a-8 proposal.”

Ms. Mejias attended the meeting and advised a Company representative that she had come to present the proposal at the meeting. However, prior to the meeting, in a conversation between Mr. DeLoach, the Company’s Executive Chairman and presiding officer at the meeting, and Ms. Mejias, Ms. Mejias acknowledged that she was not a shareholder of record at the date of submission of the Shareholder Proposal to the Company or on the record date for the meeting, and did not hold a proxy from any such record holder. Accordingly, Mr. DeLoach advised her that she was not properly qualified under the Company’s Bylaws or South Carolina law to present the proposal at the meeting, but that, as a courtesy, he would allow her to do so. When Ms. Mejias moved adoption of the proposal, it did not receive a second.

As noted above, the Shareholder Proposal was included on the Company’s proxy card for the Annual Meeting, and the voting instructions to the proxy agents were as follow: 61,493,112 for approval and 18,176,911 against approval, with 482,901 abstentions and 12,858,775 broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 17, 2015	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer